                     Heritage Income Trust-Diversified Portfolio
                                Calculation of Return

                                                  Return Since        One-Year
                                                   Inception           Return
                                                  ------------        --------


       Ending Date                                      9/30/93             9/30/93

       Inception Date                                    3/1/90             9/30/92
                                                        -------             -------

       Days Since Inception                                1309                 365
                                                        =======             =======

       Years Since Inception                               3.59                1.00

       Beginning Offering Price                           10.00               11.27

       Ending Net Asset Value                             10.65               10.65

       Dividend Factor                                 1.368533            1.102996
                                                       --------            --------

       Ending Net Asset Value                           14.5749             11.7469
                                                        -------             -------

         Adjusted for Dividend Reinvestments

       Annualized return                                 11.08%               4.22%

       Formula for since inception                (((14.57)/(10.00))^(1/3.59))-1

       Formula for One Year                          (((11.75)/(11.27))^(1))-1

       Beginning NAV                                       9.60               10.82

       Ending Net Asset Value                             10.65               10.65

       Dividend Factor                                 1.368533            1.102996
                                                       --------            --------
       Ending Net Asset Value                           14.5749             11.7469
                                                        -------             -------

         Adjusted for Dividend Reinvestment

       Cumulative Total Return                           51.82%               8.57%






       Formula for since inception              (14.58-9.60)/9.60

       Formula for One Year                     (11.75-10.82)/10.82
